Carmike Cinemas Announces Delayed Form 10-Q Filing and Preliminary Third Quarter Financial Information

COLUMBUS, GA—(MARKET WIRE) – November 15, 2004 – Carmike Cinemas, Inc. (NasdaqNM: CKEC) announced today that it will delay the filing of its Form 10-Q for the third quarter ended September 30, 2004. This delay is due to Carmike’s ongoing evaluation of certain lease accounting issues and other transactions arising in prior years. At this time Carmike has not determined the ultimate resolution of these matters. The resolution of the lease accounting issue could result in a restatement of certain prior periods to reclassify certain leases as “long-term financing obligations” under Emerging Issues Task Force 97-10. Management believes that this could generally increase Carmike’s long-term assets and long-term liabilities by approximately offsetting amounts. Additionally, management believes the ultimate resolution of the lease accounting issue is not expected to result in a significant change in total stockholders’ equity. Management also notes that any potential changes due to the lease accounting issue are not anticipated to impact the cash flows of the business. However, due to the highly technical nature of the lease accounting issue and our ongoing review of certain other matters, there can be no assurance as to the ultimate accounting impact. Carmike is working with its current independent auditors as well as its independent auditors for years prior to fiscal 2003 to resolve these issues and plans to file a Notification of Late Filing with the Securities and Exchange Commission to extend Carmike’s deadline to file its Form 10-Q by 5 calendar days. While Carmike anticipates filing within the extended deadline, the ultimate timing for resolution of these issues could result in a later filing date.

Carmike anticipates that revenues and operating income for the third quarter ended September 30, 2004 will be lower than revenues and operating results for the comparable period in 2003. Operating results were impacted by industry trends generally and by storms that affected certain of Carmike’s markets. However, Carmike anticipates that income before income taxes will be higher than income before income taxes in the prior year period. Third quarter 2004 income before income taxes is expected to be positively impacted by reduced interest expense and the successful resolution of bankruptcy claims.

Carmike also announced today that it has cancelled the earnings conference call previously scheduled for today at 11:00 a.m. and scheduled a call for 9:00 a.m. today to discuss this press release. Dial in information is as follows: Domestic Calls (800)391-2548 International Calls (302)709-8328 Verbal passcode: VR276715. This call is being webcast by CCBN and can be accessed at our website, www.carmike.com at the Corporate Information Link. A replay of the call will be available on our website immediately after the call.

Carmike is a premiere motion picture exhibitor in the United States with 282 theatres and 2,175 screens in 36 states, as of September 30, 2004.. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000. Carmike’s common stock is traded on the Nasdaq National Market under the ticker symbol “CKEC.” For more information visit Carmike’s website, www.carmike.com.

This press release may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” or similar expressions. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of our management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to the timely resolution of the accounting issues discussed above. The risk factors discussed in our Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.